                       PARENT GENERAL SECURITY AGREEMENT



     PARENT SECURITY AGREEMENT, dated as of January 31, 1989, as amended and restated through July 31, 1995, made by REX STORES CORPORATION, previously known as Audio/Video Affiliates, Inc. (the 'Debtor'), with an address as appears with the signature below, in favor of NatWest Bank N.A., as agent for the Lenders hereinafter defined (the 'Secured Party').

     WHEREAS, Rex Radio and Television, Inc., an Ohio corporation ('Rex Radio'), Stereo Town, Inc., a Georgia corporation ('Stereo Town'), and Kelly & Cohen Appliances, Inc., an Ohio corporation ('Kelly'), and NatWest USA Credit Corp. (in such capacity, the 'Original Lender') entered into several loan agreements each dated as of January 31, 1989, and Rex Kansas, Inc., a Kansas corporation ('Rex Kansas' and together with Rex Radio, Stereo Town and Kelly, each a 'Borrower' and, collectively, the 'Borrowers') and the Original Lender entered into a Loan Agreement dated as of May 31, 1994 (collectively, as heretofore amended, modified, restated or supplemented in accordance with their terms, the 'Original Loan Agreements');

     WHEREAS, on the date hereof the Original Loan Agreements are being amended and restated in their entirety to, among other things, combine them into one loan agreement (as further amended, supplemented or otherwise modified from time to time in accordance with its terms, the 'Loan Agreement'; terms used and not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement) among the Borrowers, the Secured Party as agent for the several banks and other financial institutions (the 'Lenders') from time to time parties thereto, and the Lenders;

     WHEREAS, in connection with the Original Loan Agreements, Debtor and the Original Lender entered into a Guaranty dated as of January 31, 1989 (the 'Original Guaranty');

     WHEREAS, in connection with the Loan Agreement, the Original Guaranty is being amended and restated in its entirety to, among other things, confirm the Guaranty is a guaranty of all obligations at any time and from time to time outstanding under the Loan Agreement (as amended, modified or supplemented from time to time, the 'Guaranty');

     WHEREAS, in connection with the Original Loan Agreements, Debtor and the Original Lender entered into a General Security Agreement dated as of January 31, 1989 (the 'Original Security Agreement'); and

     WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Original Security Agreement be amended and restated in its entirety as set forth below;

     NOW, THEREFORE, the parties hereto agree that the Original Security Agreement shall hereby be amended and restated in its entirety as follows:

     1. In consideration of one or more loans, advances, or other financial accommodations at any time before, at or after the date hereof made or extended by Secured Party and the Lenders to or for the account of the Borrowers, directly or indirectly, as principals, guarantors or otherwise, at the sole discretion of Secured Party in each instance, Debtor hereby grants to Secured Party a continuing security interest in and a right of setoff against, and Debtor hereby assigns to Secured Party, the Collateral described in Paragraph 2, to secure the payment, performance and observance of all Obligations including, without limitation, all obligations at any time and from time to time arising under the Guaranty (as such term is defined in the Loan Agreement, and as used hereinafter, the 'Obligations').

     2. The Collateral is described on Schedule A annexed hereto as part hereof and on any separate schedule(s) at any time or from time to time furnished by Debtor to Secured Party (all of which are hereby deemed part of this Security Agreement).

     3. Debtor warrants, represents and covenants that: (a) the chief executive office and other places of business of Debtor, the books and records relating to the Collateral and the Collateral are, and have been during the four-month period prior to the date hereof, located at the addresses set forth below and Debtor will not change any of the same, or merge or consolidate with any person or change its name, without prior written notice to and consent of Secured Party; (b) the Collateral is and will be used in Debtor's business and not for personal, family, household or farming use; (c) the Collateral is now, and at all times will be, owned by Debtor free and clear of all liens, security interests, claims and encumbrances, except as permitted under Section 7.03 of the Loan Agreement; (d) Debtor will not assign, sell, lease, transfer, or otherwise dispose of or abandon, nor will Debtor suffer or permit any of the same to occur with respect to, any Collateral, without prior written no tice to and consent of Secured Party, except for the sale or lease from time to time in the ordinary course of business of such items of the Collateral as may constitute inventory, and the inclusion of 'proceeds' of the Collateral under the security interest granted herein shall not be deemed a consent by Secured Party to any sale or other disposition of any Collateral except as expressly permitted herein; (e) Debtor has made, and will continue to make, payment or deposit, or otherwise has provided and will provide for the payment, when due, of all taxes, assessments or contributions or other public or private charges which have been or may be levied or assessed against Debtor, whether with respect to any Collateral, to any wages or salaries paid by Debtor, or otherwise, and will deliver to Secured Party, on demand, certificates or other evidence satisfactory to Secured Party attesting thereto; (f) Debtor will use the Collateral for lawful purposes only, with all reasonable care and caution and in conformity with all applicable laws, ordinances and regulations; (g) Debtor will keep the Collateral in first-class order, repair, running and marketable condition, at Debtor's sole cost and expense; (h) Secured Party shall at all times have free access to and right of inspection of the Collateral and any records pertaining thereto (and the right to make extracts from and to receive from Debtor originals or true copies of such records and any papers and instruments relating to any Collateral upon request therefor) and Debtor hereby grants to Secured Party a security interest in all such records, papers and instruments to secure the payment, performance and observance of the
Obligations; (i) the Collateral is now and shall remain personal property, and Debtor will not permit any Collateral to become a fixture without prior written notice to and consent of Secured Party and without first making all arrangements, and delivering, or causing to be delivered, to Secured Party all instruments and documents, including, without limitation, waivers and subordination agreements by any landlords or mortgagees, requested by and satisfactory to Secured Party to preserve and protect the primary security interest granted herein against all persons; (j) Debtor, at its sole cost and expense, will insure the Collateral in the name of and with loss or damage payable solely to Secured Party, as its interest may appear, against such risks, with such companies and in such amounts, as may be required by Secured Party from time to time (all such policies providing 30 days minimum written notice of cancellation to Secured Party) and Debtor will deliver to Secured Party the original or duplicate policies, or certificates or other evidence satisfactory to Secured Party attesting thereto, and Debtor will promptly notify Secured Party of any loss or damage to any Collateral or arising from its use; (k) at its option, Secured Party may apply any insurance monies received at any time to the cost of repairs to or replacements for the Collateral and/or to payment of the Obligations, whether or not due, in any order Secured Party may determine, any surplus (after payment of all costs, reasonable attorneys' fees and disbursements) to be remitted to Debtor who shall remain liable for any deficiency; (l) Debtor will, at its sole cost and expense, perform all acts and execute all documents requested by Secured Party from time to time to evidence, perfect, maintain or enforce Secured Party's primary security interest granted herein or otherwise in furtherance of the provisions of this Security Agreement;
(m) at any time  and  from  time to time,

Debtor shall, at its sole cost and expense, execute and deliver to Secured Party such financing statements pursuant to the Uni- form Commercial Code ('UCC'), applications for certificate of title and other papers, documents or instruments as may be requested by Secured Party in connection with this Security Agreement, and Debtor hereby authorizes Secured Party to execute and file at any time and from time to time one or more financing statements or copies thereof or of this Security Agreement with respect to the Collateral signed only by Secured Party;
(n) in its discretion, Secured Party may, at any time and from time to time, whether or not a Default (as hereinafter defined) has occurred, in its name or Debtor's or otherwise, notify any account debtor or obligor of any account, contract, document, instrument, chattel paper or general intangible included in the Collateral to make payment to Secured Party; (o) in its discretion, Secured Party may, at any time and from time to time, whether or not a Default has occurred, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable by Secured Party with respect to, any Collateral, and/or extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any Collateral or Obligations, all without notice to or consent by Debtor and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted herein; (p) in its discretion, Secured Party may, at any time and from time to time, for the account of Debtor, pay any amount or do any act required of Debtor hereunder and which Debtor fails to do or pay, and any such payment shall be deemed an advance by Secured Party to Debtor payable on demand together with interest at the highest rate then payable on any of the Obligations; (q) Debtor will pay Secured Party for any sums, costs, and expenses which Secured Party may pay or incur pursuant to the provisions of this Security Agreement or in negotiating, executing, perfecting, defending, protecting or enforcing this Security Agreement or the security interest granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including but not limited to court costs, collection charges, travel expenses, and reasonable attorneys' fees, all of which, together with interest at the highest rate then payable on any of the Obligations, shall be part of the Obligations and be payable on demand; (r) in its discretion, Secured Party may, at any time and from time to time, transfer to or register in the name of Secured Party or its nominee any Collateral consisting of securities, and, whether or not so transferred or registered, Secured Party shall be entitled to receive and retain all income, dividends (including stock dividends and rights to subscribe) and other distributions thereon as part of the Collateral and to exchange any such Collateral upon the reorganization, recapitalization, or readjustment of any entity issuing such securities and to exercise all rights with respect thereto as if it were the absolute owner thereof, provided that until the occurrence of a Default and whether or not the Collateral is transferred to or registered in the name of Secured Party or its nominee, Debtor shall be entitled to exercise the right to vote such Collateral and, if the Collateral has been so transferred or registered, Secured Party shall take such action as Debtor may reasonably request to enable Debtor to exercise such right for any purpose which is not inconsistent with the terms of this Security Agreement or the Obligations and which would not have an adverse effect on the value of the Collateral; (s) any proceeds of the Collateral received by Debtor shall not be commingled with other property of Debtor, but shall be segregated, held by Debtor in trust for Secured Party, and immediately delivered to Secured Party in the form received, duly endorsed in blank where appropriate to effectuate the provisions hereof, the same to be held by Secured Party as additional Collateral hereunder or, at Secured Party's option, to be applied to payment of the Obligations, whether or not due and in any order; (t) in its sole discretion, Secured Party may, at any time and from time to time, assign, transfer or deliver to any transferee of any Obligations, any Collateral, whereupon Secured Party shall be fully discharged from all re-sponsibility and the transferee shall be vested with all powers and rights of Secured Party hereunder with respect thereto, but Secured Party shall retain all rights and powers with respect to any Collateral not assigned, transferred or delivered; (u) except for any tradenames set forth below, Debtor has not during the five-year period prior to the date hereof been known by or used any tradename, fictitious name or any corporate name other than Debtor's name as set forth next to its signature below; and (v) if the Collateral hereunder includes any 'margin stock' as defined in Regulations U or G of the Federal Reserve Board, none of the proceeds of any loans or advances which are part of the Obligations will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness of Debtor which was originally incurred to purchase any securities which are currently margin stock.

     4. For the purposes of this Security Agreement, an Event of Default under and as defined in the Loan Agreement shall be referred to herein as a 'Default.'

     5. Upon the occurrence of any Default and at any time thereafter, Secured Party may, without notice to or demand upon Debtor, declare any Obligations immediately due and payable and Secured Party shall have the following rights and remedies (to the extent permitted by applicable law) in addition to all rights and remedies of a secured party under the UCC or of Secured Party under the Obligations, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently:

     (a) Secured Party may at any time and from time to time, with or without judicial process or the aid and assistance of others, enter upon any premises in which any Collateral may be located and, without resistance or interference by Debtor, take possession of the Collateral; and/or dispose of any Collateral on any such premises; and/or require Debtor to assemble and make available to Secured Party at the expense of Debtor any Collateral at any place and time designated by Secured Party which is reasonably convenient to both parties; and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof (and if any of the Collateral consists of motor vehicles, Secured Party may use Debtor's license plates); and/or sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s) as Secured Party deems best, all without demand, notice or advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition Debtor hereby agrees that the sending of five days' notice by ordinary mail, postage prepaid, to any address of Debtor set forth in this Security Agreement shall be deemed reasonable notice thereof. If any Collateral is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to pay for same and in such event Secured Party may resell such Collateral. Secured Party may buy any Collateral at any public sale and, if any Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations, Secured Party may buy such Collateral at private sale and in each case may make payment therefor by any means. Secured Party may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by Se-cured Party in attempting to collect the Obligations or enforce this Security Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Security Agreement; and then to the Obligations in such order and as to principal or interest as Secured Party may desire; and Debtor shall remain liable and will pay Secured Party on demand any deficiency remaining, together with interest thereon at the highest rate then payable on the Obligations and the balance of any expenses unpaid, with any surplus to be paid to Debtor, subject to any duty of Secured Party imposed by law to the holder of any subordinate security interest in the Collateral known to Secured Party. Debtor recognizes that Secured Party may be unable to effect a public sale of Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Debtor agrees that any such Collateral sold at any such private sale may be sold at a price and upon other terms less favorable to the seller than if sold at public sale and that each such private sale shall be deemed to have been made in a commercially reasonable manner. Secured Party shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act of 1933.

     (b) Secured Party may appropriate, set off and apply to the payment of the Obligations, any Collateral in or coming into the possession of Secured Party or its agents, without notice to Debtor and in such manner as Secured Party may in its discretion determine.

     (c) Secured Party may exercise all voting rights and other powers with respect to Collateral consisting of securities as if it were the absolute owner thereof, the exercise of which shall not adversely affect the security interest granted herein or the Obligations.

     6. To effectuate the terms and provisions hereof, Debtor hereby designates and appoints Secured Party and each of its designees or agents as attorney-in-fact of Debtor, irrevocably and with power of substitution, with authority to: receive, open and dispose of all mail addressed to Debtor and notify the Post Office authorities to change the address for delivery of mail addressed to Debtor to such address as Secured Party may designate; endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of Collateral that may come into Secured Party's possession; sign the name of Debtor on any invoices, documents, drafts against and notices to account debtors or obligors of Debtor, assignments and requests for verification of accounts; execute proofs of claim and loss; execute endorsements, assignments or other instruments of conveyance or transfer; adjust and compromise any claims under insurance policies or otherwise; execute releases; and do all other acts and things necessary or advisable in the sole discretion of Secured Party to carry out and enforce this Security Agreement or the Obligations. All acts done under the foregoing authorization are hereby ratified and approved and neither Secured Party nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law. This power of attorney being coupled with an interest is irrevocable while any Obligations shall remain unpaid.

     7. Secured Party shall have the duty to exercise reasonable care in the custody and preservation of any Collateral in its possession, which duty shall be fully satisfied if Secured Party maintains safe custody of such Collateral, and, with respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any such Collateral constituting securities (herein called 'events'), (i) Secured Party exercises reasonable care to ascertain the occurrence and to give reasonable notice to Debtor of any events applicable to any securities which are registered and held in the name of Secured Party or its nominee, (ii) Secured Party gives Debtor reasonable notice of the occurrence of any events, of which Secured Party has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of Secured Party or its nominee (Debtor hereby agreeing to give Secured Party reasonable notice of the occurrence of any events applicable to any securities in the possession of Secured Party of which Debtor has received knowledge), and (iii) in the exercise of its sole discretion (a) Secured Party endeavors to take such action with respect to any of the events as Debtor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if Secured Party determines that the action requested might adversely affect the value of the securities as collateral, the collection of the Obligations secured, or otherwise prejudice the interest of Secured Party, Secured Party gives reasonable notice to Debtor that any such requested action will not be taken and if Secured Party makes such determination or if Debtor fails to make such timely request, Secured Party takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, Secured Party shall have no further obligation to ascertain the occurrence of, or to notify Debtor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by Secured Party of any internal procedures with respect to any securities in its possession, nor shall Secured Party be deemed to assume any other responsibility for, or obligation or duty with respect to, any Collateral, or its use, of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or Debtor's rights in the Collateral or against any prior parties thereto, but the same shall be at Debtor's sole risk and responsibility at all times. Debtor hereby releases Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Obligations, the Collateral and its use and/or any actions taken or omitted to be taken by Secured Party with respect thereto, and Debtor hereby agrees to hold Secured Party harmless from and with respect to any and all such claims, causes of action and demands. Secured Party's prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations. No act, omission or delay by Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by Secured Party of any Default or right or remedy which it may have shall operate as a waiver of any other Default, right or remedy or of the same Default, right or remedy on a future occasion. Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any Obligations or Collateral, and all other notices and demands whatsoever (except as expressly provided herein). THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE SECURED PARTY AND THE DEBTOR HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF). Any legal action or proceeding relating the Obligations, this Security Agreement or the Collateral, or any document or instrument delivered with respect to any of the Obligations, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and by execution and delivery of this Security Agreement, the Debtor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Debtor hereby irrevocably waives, in connection with any such action or
proceeding,  (i)  trial  by  jury,  (ii)  any  objection,   including,   without
limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (iii) the right to interpose any non-compulsory setoff, counterclaim or cross-claim. The Debtor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Debtor at its address set forth below. Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Debtor in any other jurisdiction, subject in each instance to the provisions hereof with respect to rights and remedies. Debtor so served shall appear or answer to such process within thirty days after the mailing thereof. Should Debtor so served fail to appear or answer within said thirty-day period, Debtor shall be deemed in default and judgment may be entered by Secured Party against Debtor for the amount or such other relief as may be demanded in any process so served. All terms herein shall have the meanings as defined in the UCC, unless the context otherwise requires. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Security Agreement and to such provision, and executed by the party to be charged. The execution and delivery of this Security Agreement has been authorized by the Board of Directors of Debtor and by any necessary votes or consents of stockholders of Debtor. This Security Agreement and all Obligations shall be binding upon the heirs, executors, administrators, successors, or assigns of Debtor and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, its successors, endorsees and assigns. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby. Secured Party is authorized to annex hereto any schedules referred to herein. Debtor acknowledges receipt of a copy of this Security Agreement.

     IN WITNESS WHEREOF, the undersigned has executed or caused this Security Agreement to be executed in the State of New York as of the date first above set forth.


                                        REX STORES CORPORATION



                                        By
                                           ----------------------------------
                                        Name: Douglas Bruggeman
                                        Title: Vice President, Finance

                                        NATWEST BANK N.A., as Agent,
                                        as Secured Party


                                        By
                                           ----------------------------------
                                           Name: Thomas Maiale
                                           Title: Vice President




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


Chief Executive Office:                      All location(s) of Collateral:

2875 Needmore Road
Dayton, Ohio                                 See Exhibit A


Trade Name(s) (if any):

See Exhibit A


Other Place(s) of Business (if any):

See Exhibit A


Location of books and records                Name of record owner(s) of
relating to the Collateral:                  real estate where any Collateral
                                             is or may be affixed to realty:
2875 Needmore Road
Dayton, Ohio
                                             Exhibit B

Designated agent for service
of process (if applicable):

Ronald E. Durbin
2875 Needmore Road
Dayton, Ohio





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



                                   SCHEDULE A



     (a) All Debtor's present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the Uniform Commercial Code, including, without limitation, all accounts receivable and other receivables of any kind, and all obligations for the payment of money arising out of the sale of goods, rendition of services or the lease by the Debtor of its property ('Accounts'); (b) all of the right, title and interest of the Debtor in and to the goods or other property represented by or securing any of the Accounts or described in invoices relating thereto; (c) all rights of the Debtor as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation; (d) all additional amounts due to the Debtor from any customer, irrespective of whether such additional amounts have been specifically assigned to the Secured Party; (e) all guaranties, mortgages on real or personal property, leases or other agreements on property securing or relating to any of the items referred to in subparagraph (a) above, or acquired for the purpose of securing and enforcing any of such items; (f) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to the Secured Party from or for the Debtor whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all claims of the Debtor against, the Secured Party at any time existing; (g) all deposit accounts, as such term is defined in the Uniform Commercial Code, and all claims with respect thereto; (h) all raw materials, work in process, finished goods, and all other inventory of whatever kind or nature, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto, and all labels, logos and other devices, names or marks affixed or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereof and all right, title and interest of the Debtor therein and thereto, wherever located, whether now owned or hereafter acquired by the Debtor; (i) all equipment, machinery, furniture, fixtures, dies, tools, vehicles, trucks, cars, tractors, trailers, forklifts, cranes, hoists and tangible personal property of the Debtor, wherever located and whether now owned or hereafter acquired by the Debtor, all substitution and replacements therefor, and all accessions and attachments to or relating to any of the foregoing; (j) all of the Debtor's general intangibles of every kind and description, all patents, patent applications, tradenames, copyrights and trademarks and the goodwill of the business symbolized thereby, and Federal, State and local tax refund claims of all kinds, all whether now owned or hereafter acquired; (k) all other personal property and other assets of the Debtor now owned or hereafter acquired; (l) all books, records and other property relating to or referring to any of the foregoing, including, without limitation, all books, records, computer programs, ledger cards and other property and general intangibles at any time evidencing or relating to the Accounts; and (m) all proceeds of any of the foregoing in whatever form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents.






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